UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT                    October 25, 2006

(DATE OF EARLIEST EVENT REPORTED)                     October 23, 2006

BOARDWALK PIPELINE PARTNERS, LP
(Exact name of registrant as specified in its charter)

Delaware	01-32665	20-3265614
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

3800 Frederica Street

Owensboro, Kentucky 42301

(Address of principal executive office)

(270) 926-8686

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

Effective October 23, 2006, William R. Codes, age 57, was elected as a director of Boardwalk GP, LLC, the general partner of the Registrant’s general partner, and will serve as a member of its Audit Committee. Mr. Cordes, who is currently serving as President of Northern Border Pipeline Company (operated by a subsidiary of ONEOK Inc.), has worked in the natural gas industry for more than 35 years, including as Chief Executive Officer of Northern Border Partners, LP and President of Northern Natural Gas Company and Transwestern Pipeline Company. Mr. Cordes has announced his retirement from Northern Border effective April 1, 2007.

The Registrant’s press release announcing Mr. Cordes’ election is furnished as Exhibit 99.1 to this Form 8-K.

Item 7.01 Regulation FD Disclosure.

On October 23, 2006, the Registrant issued a press release announcing a quarterly distribution per common and subordinated unit of $0.40, payable on November 6, 2006, to unitholders of record as of October 30, 2006. The press release is furnished as Exhibit 99.2 to this Form 8-K.

Item 9.01 Financial Statements and Exhibits

(a)	Not applicable

(b)	Not applicable

(c)	Exhibits:

99.1	Boardwalk Pipeline Partners, LP, News Release, issued October 24, 2006, providing information on the election of William R. Cordes to its Board of Directors.
99.2	Boardwalk Pipeline Partners, LP, News Release, issued October 23, 2006, providing information on quarterly distribution.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

BOARDWALK PIPELINE PARTNERS, LP

By:   BOARDWALK GP, LP,
         its general partner

By:  BOARDWALK GP, LLC,
        its general partner

By: /s/ Jamie L. Buskill
Jamie L. Buskill
                       Chief Financial Officer

Dated: October 25, 2006